UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2010
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

10990 Wilshire Boulevard, Los Angeles, California	90024

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On January 21, 2010, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of KB Home (the “Company”) determined the amount of incentive compensation payable to each of the Company’s executive officers under the Company’s fiscal year 2009 annual incentive program for executive officers. Based on the Company’s financial performance in fiscal year 2009, each of the executive officers became eligible under the program to receive the maximum possible award. However, in light of the challenging housing market, the Committee exercised its authority under the program to significantly reduce the amount of each of the incentive compensation awards. The final amounts determined for the Company’s named executive officers are set forth below:

Glen Barnard	$300,000
William Hollinger	$390,000
Kelly Masuda	$250,000
Jeffrey Mezger	$2,750,000
Wendy Shiba	$411,300
Also on January 21, 2010, the Committee granted to Glen Barnard stock options to purchase 90,000 shares of Company common stock under the Company’s 2001 Stock Incentive Plan at an exercise price of $14.96 per share. The terms of the award are consistent with those of other awards granted under the 2001 Stock Incentive Plan in the past (the form of which is attached as Exhibit 10.31 to the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2006), except that this award to Mr. Barnard provides for full vesting on the second anniversary of the grant date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: January 26, 2010

KB Home
By:	/s/ Wendy C. Shiba
Wendy C. Shiba
Executive Vice President, General Counsel and Secretary

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